Exhibit 23

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-86477, 333-80769, 333-39103 and 33-59769) and Form S-8 (File Nos. 333-32420, 33-51887 and 33-61847) of Protective Life Corporation and subsidiaries of our report dated March 11, 2004, relating to the financial statements and financial statement schedules, which appears in this Annual Report on Form 10-K.

/S/PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Birmingham, Alabama
March 15, 2004